SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 12, 2001
Date of Report (Date of earliest event reported)

WEBMD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

River Drive Center 2
669 River Drive
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)

(201) 703-3400
(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. Regulation FD Disclosure
SIGNATURES
Press Release

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release issued by WebMD Corporation and Quintiles Transnational Corp. dated October 12, 2001.

     ITEM 9. REGULATION FD DISCLOSURE

     Attached hereto as Exhibit 99.1 and incorporated by reference herein is the announcement by the Registrant and Quintiles Transnational Corp. of the settlement of the litigation and the business dispute between the companies. The terms of the settlement, as presented in the joint press release dated October 12, 2001, include the termination of all business agreements between the companies and the purchase by the Registrant of the 35 million shares of WebMD common stock held by Quintiles for $185 million in cash. Quintiles will also have the right to receive a contingent payment in the event WebMD is acquired or Envoy is sold on or before June 30, 2004.

     In connection with the transaction, WebMD anticipates recording a charge for the difference between the purchase price for the 35 million shares of WebMD common stock and their fair value.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: October 12, 2001	By:	/s/ Lewis H. Leicher

Lewis H. Leicher

Senior Vice President

EXHIBIT INDEX

99.1	Press Release issued by WebMD Corporation and Quintiles Transnational Corp. dated October 12, 2001.

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